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EXHIBIT 21.       SUBSIDIARIES OF THE REGISTRANT

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                                                                                 Percentage                State of
        Parent Company                         Subsidiaries                         Owned               Incorporation
        --------------                         ------------                         -----               -------------
Eagle Bancshares, Inc.          Tucker Federal Bank                                 100%             Federally Chartered

                                Eagle Real Estate Advisors, Inc.                    100%                   Georgia

                                Eagle Bancshares Capital Group, Inc.                100%                   Georgia

Tucker Federal Bank             Eagle Service Corporation                           100%                   Georgia

                                Eagle A.R.M.S., Inc.                                100%                   Georgia

                                Prime Eagle Mortgage Corporation                    100%                   Georgia

                                TFB Management, Inc                                 100%                   Delaware

                                TFB Management (NC), Inc.                           100%                   Delaware

                                TFB Management (RE), Inc.                           99.9%                  Delaware
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